HEI Exhibit 10.10(b)

HAWAIIAN ELECTRIC INDUSTRIES, INC.

EXCESS PAY PLAN

Addendum for Curtis Y. Harada

WHEREAS, Mr. Harada is the Controller and Principal Accounting Officer of Hawaiian Electric Industries, Inc. (“HEI”);

WHEREAS, since February 1, 2008, Mr. Harada has also been serving as Acting Financial Vice President, Treasurer, and Chief Financial Officer of HEI, for which he is receiving a monthly bonus of $15,000 in addition to the compensation he receives as Controller and Principal Accounting Officer;

WHEREAS, under the Retirement Plan for Employees of Hawaiian Electric Industries, Inc. and Participating Subsidiaries (the “HEI Retirement Plan”), the definition of “Compensation” excludes “discretionary bonuses” and other irregular pay and has been administered to exclude “over-classification” payments and “special pay” similar to the monthly bonus Mr. Harada is receiving for his services as Acting Financial Vice President, Treasurer, and Chief Financial Officer;

WHEREAS, the monthly bonus Mr. Harada is receiving for his services as Acting Financial Vice President, Treasurer, and Chief Financial Officer is not part of Mr. Harada’s base salary, is not taken into account in determining his salary midpoint for purposes of calculating awards under the Hawaiian Electric Industries, Inc. Executive Incentive Compensation Plan (the “EICP”) or the Hawaiian Electric Industries, Inc. Long-Term Incentive Plan (the “LTIP”), and is not taken into account in calculating or determining any other employee benefits;

WHEREAS, since Mr. Harada has served as Acting Financial Vice President, Treasurer, and Chief Financial Officer for longer than was originally anticipated, HEI wishes to provide Mr. Harada with a non-tax-qualified retirement benefit that takes into account the monthly bonus he is receiving for his services as Acting Financial Vice President, Treasurer, and Chief Financial Officer;

WHEREAS, HEI sponsors the Hawaiian Electric Industries, Inc. Excess Pay Plan (the “Excess Pay Plan”), a non-tax-qualified deferred compensation plan that has been amended and restated effective January 1, 2009, to comply with Section 409A of the Internal Revenue Code of 1986, as amended; and

WHEREAS, HEI provides participant-specific non-tax-qualified retirement benefits to certain highly compensated management employees through Appendix I of the Excess Pay Plan;

NOW, THEREFORE, HEI and Mr. Harada agree as follows:

1. Mr. Harada shall be a participant in the Excess Pay Plan, and Mr. Harada’s Excess Pay Plan benefit shall be determined at all times in accordance with this Addendum and the provisions of the Excess Pay Plan as amended effective January 1, 2009, and as further amended hereafter.

2. For purposes of determining Mr. Harada’s Excess Pay Plan benefit, Section 4.1(a) of the Excess Pay Plan shall be read as follows:

“This Plan shall provide to Mr. Harada a benefit equal to the difference between: (1) the amount that would be payable under the Retirement Plan (as of the date of payment hereunder) if the limits under Sections 401(a)(17) and 415 of the Code were not applicable and “Compensation” and “Final Average Compensation,” as such terms are defined in the Retirement Plan, included the monthly bonus Mr. Harada received for his services as Acting Financial Vice President, Treasurer, and Chief Financial Officer of the Company, less (2) the amount actually payable to Mr. Harada under the Retirement Plan (as of the date of payment hereunder).”

3. Except for Section 4.1(a) of the Excess Pay Plan, all other provisions of the Excess Pay Plan, as amended effective January 1, 2009, and further amended hereafter, shall apply to Mr. Harada’s Excess Pay Plan benefit. For example, subject to Sections 4.1(b)(2) and 4.3 of the Excess Pay Plan, Mr. Harada’s Excess Pay Plan Benefit shall be paid at the time and in the form provided under Section 4.1(b)(1) of the Excess Pay Plan (i.e., Mr. Harada’s Excess Pay Plan benefit shall commence to be paid six (6) months following Mr. Harada’s Separation from Service (but not earlier than Mr. Harada’s attainment of age 55) in the form of a single life annuity or other actuarially equivalent life annuity).

4. The monthly bonus Mr. Harada is receiving for his services as Acting Financial Vice President, Treasurer, and Chief Financial Officer shall be included in “Compensation” and “Final Average Compensation” solely for purposes of determining his Excess Pay Plan Benefit, and Mr. Harada understands and agrees that his monthly bonus will not be included in calculating his tax-qualified retirement benefit under the HEI Retirement Plan or in calculating or determining any other employee benefits.

5. Mr. Harada further understands and agrees that the monthly bonus Mr. Harada is receiving for his services as Acting Financial Vice President, Treasurer, and Chief Financial Officer is not part of Mr. Harada’s base salary and is not taken into account in determining his salary midpoint for purposes of calculating awards under the EICP or LTIP.

6. This Addendum shall be part of Appendix I of the Excess Pay Plan and shall be maintained by the employee benefits department of Hawaiian Electric Company, Inc. as part of the schedule identified in Appendix I.

Hawaiian Electric Industries, Inc. and Mr. Harada have executed this Addendum to the Hawaiian Electric Industries, Inc. Excess Pay Plan this 20th day of November, 2008.

HAWAIIAN ELECTRIC INDUSTRIES, INC.

/s/ Curtis Y. Harada	By	/s/ Constance H. Lau
Curtis Y. Harada		Its President & Chief Executive Officer

	By	/s/ Patricia U. Wong
Its Vice President-Administration
& Corporate Secretary

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